AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF ASSETS AND ASSUMPTION OF OBLIGATIONS

This Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Transfer and Assumption Agreement”) is made as of November 21, 2014, by Lans Holdings, Inc., a Nevada corporation (“Assignor”), and Eng Kok Yap and Tan Sin Siong (together “Assignee”).

WHEREAS, Assignor has been engaged in the business of developing, manufacturing, and selling hexagon fishing nets produced specifically for fishing equipment retailers in Southeast Asia (the “Business”); and

WHEREAS, Assignor desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, all of the assets of Assignor relating to the operation of the Business, and in connection therewith, Assignee has agreed to assume all of the liabilities of Assignor relating to the Business, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Assignment.

1.1. Assignment of Assets. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business, including but not limited to those assets referenced on Assignor’s most recent balance sheet filed with Securities and Exchange Commission (the “Assets”).

1.2 Further Assurances. Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Transfer and Assumption Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of the Assets.

Section 2. Assumption.

2.1 Assumed Liabilities. As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, (i) all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Business (the “Liabilities”).

2.2. Cancellation of Shares. Assignee further agrees to cancel a total of 73,315,000 shares held by Eng Kok Yap and Tan Sin Siong in Assignor. Mr. Yap will retain 1,085,000 shares.

2.3. Payment to Eng Kok Yap. Assignor agrees to pay Eng Kok Yap the sum of $25,000 in lieu of amounts owing to Mr. Yap in officer advances in the form of a promissory note.

2.4 Further Assurances. Assignee shall from time to time after the date hereof at the request of Assignor and without further consideration execute and deliver to Assignor such additional instruments of assumption in addition to this Transfer and Assumption Agreement as Assignor shall reasonably request to evidence more fully the assumption by Assignee of the Liabilities.

Section 3. Headings. The descriptive headings contained in this Transfer and Assumption Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Transfer and Assumption Agreement.

Section 4. Governing Law. This Transfer and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely within that state, except that any conveyances of leaseholds and real property made herein shall be governed by the laws of the respective jurisdictions in which such property is located.

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IN WITNESS WHEREOF, this Transfer and Assumption Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

LANS HOLDINGS, INC.

By: /s/ Trevor Allen

Trevor Allen

President

/s/ Eng Kok Yap

Eng Kok Yap

/s/ Tan Sin Siong

Tan Sin Siong

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